THIS NOTE IS NEGOTIABLE AND SUBORDINATED TO ANY AND ALL DEBTS OF THE COMPANY AS
                                PROVIDED BELOW.


                            nSTOR TECHNOLOGIES, INC.
                            (a Delaware corporation)

                              10% Subordinated Note

Amount: $500,000                                        Dated: November 20, 2000


        nSTOR TECHNOLOGIES, INC., a Delaware corporation ("Company"), for value received, hereby promises to pay to PATRICIA AULD or to her order or to such persons as she may designate from time to time ("Holder") in lawful money of the United States of America, upon Holder's presentation and surrender of this 10% Subordinated Note ("Note") at the principal office of the Company: (i) the principal sum of Five Hundred Thousand Dollars ($500,000) on January 31, 2002, 10:00 a.m., local time ("oaturity"), and (ii) interest on the unpaid principal of this Note at the rate of ten percent (10%) per annum, payable quarterly.

        At the option of the Company, any payment by the Company required hereunder may be made by check mailed to the Holder at the last address for the Holder appearing on the records of the Company.

        1. No Avoidance. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, nor shall the Holder by any action, avoid or seek to avoid the performance of any of the provisions of this Note.

        2. Subordination. Indebtedness evidenced by this Note shall be subordinate in interest, and in right of payment as to principal and accrued interest, to the payment of any and all "Senior Indebtedness". "Senior Indebtedness" shall mean: (i) all indebtedness owed to any lender, whether or not secured, including, without limitation all indebtedness under revolving lines of credit and term loans; (ii) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptance or other similar instruments; (iii) purchase money financing incurred in connection with the purchase by the Company of goods, fixtures, equipment or inventory;
(iv) capital lease obligations; (v) liens prior in interest to this Note by operation of law; (vi) all other indebtedness which does not provide that it is to rank pari passu with or subordinate to this Note; and (vii) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to any of the Senior Indebtedness described above.


        3. Default. In the event that the Company: (i) fails to make any payment of principal or interest hereunder when due and such default shall continue for thirty (30) days after written notice thereof has been delivered to the Company; (ii) files a petition or is subject to proceedings for protection under any bankruptcy, receivership, reorganization or insolvency laws; (iii) makes a general assignment of all or substantially all of its assets for the benefit of its creditors; (iv) has a trustee or receiver appointed for the Company, its assets or a substantial portion of its assets; (v) is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt; or (vi) fails to observe any of the covenants or agreements on the part of the Company contained in this Note continuing (without being waived or cured) for a period of thirty (30) days after receipt from Holder of written notice of such failure (unless the issue of whether such failure has been cured is being contested in good faith by the Company); then the Holder may, by written notice to the Company, declare the outstanding principal amount of this Note to be immediately due and payable, whereupon the outstanding principal amount hereof shall become and be immediately due and payable, along with any accrued but unpaid interest.

        4. Negotiability. This Note is negotiable. It may be sold, assigned or transferred by the Holder without the prior written consent of the Board of Directors of the Company. Upon the death of the Holder, the Holder's administrator, executor, heir or legatee shall have, upon written notice to the Company, all rights and interests of the Holder in this Note. Any sale, assignment, transfer or succession (due to death of the Holder) shall be made in compliance with all applicable Federal and state securities laws, and upon any such event, the Company may issue a substitute Note in the name of the new Holder and representing the then outstanding principal and unpaid accrued interest.

        5. Severability. In case any provision of this Note is held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

        6. Choice of Law. Venue and Jurisdiction;  Legal Proceedings. This
Note shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of law principles, and the sole jurisdiction and venue for any claim, suit, or proceeding brought in connection with this Note shall be Palm Beach County, Florida. In any suit, action or proceeding arising out of or in connection with this Note, the prevailing party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such party in connection therewith.

        7. Business Day. If any interest payment date, Date of Conversion or the Maturity date under this Note shall not be a business day in the State of Florida, payment may be made on the next succeeding day that is a business day, and shall be deemed hereunder as made on such interest payment date, Date of Conversion, or Maturity date, notwithstanding any other provisions contained in this Note.

        8. Notices. Unless otherwise provided herein, all demands, notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed first class, postage-paid, addressed (i) if to the Company, to the Company's principal business office in the State of Florida, and (ii) if to the Holder, at the last address for the Holder listed on the records of the Company.

        9. Modification. This Note represents the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all other prior agreements between the parties. The terms and provisions of this Note cannot be modified or amended orally or by course of dealing or conduct, or in any other manner, except in a writing signed by the party against whom enforcement is sought.

        10. Binding Effect. This Note shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.

        11. Captions. Section captions are provided for the convenience of the parties and are not intended to affect the interpretation, performance or enforcement of this Note.

        12. Compliance With Law. It is the responsibility of the Holder to ensure that all payments received by the Holder comply with all tax, securities and other applicable laws, rules, and regulations of all applicable authorities, and to provide the Company with any written consents or other documents necessary for compliance with such laws, rules and regulations.


        IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer and its corporate seal to be affixed hereto, as of this 20 day of November, 2000.

                                            nSTOR TECHNOLOGIES, INC.,
                                            a Delaware corporation


                                            By:  /s/ W. David Wright
                                             Its:  Controller